CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Andersons, Inc. of our report dated February 23, 2012 which appears in The Andersons, Inc. 2011 Form 10-K related to the consolidated financial statements of Lansing Trade Group, LLC and Subsidiaries, which are not included therein, and to the reference to us under the heading “Experts” in the prospectus.

Crowe Chizek LLP

Elkhart, Indiana
June 29, 2012